                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 16, 2002


                          ADVANCED MICRO DEVICES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                    1-7882                       94-1692300
         --------                    ------                       ----------
(State or other jurisdiction       (Commission                 (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)



            One AMD Place,
            P.O. Box 3453
        Sunnyvale, California                                     94088-3453
----------------------------------------                          ----------
(address of principal executive offices)                          (Zip Code)


Registrant's telephone number,                                    (408) 732-2400
        including area code:                                      --------------

Item 5.  Other Events.
-------  -------------

     On January 16, 2002, AMD reported that net sales for the quarter ended December 30, 2001 grew by 24 percent sequentially.

     Led by record unit and record dollar sales of PC processors, AMD reported fourth quarter net sales of $951,873,000, which resulted in a net loss of $15,842,000, or $0.05 per share.

     Net sales for the third quarter of 2001 were $765,870,000, which resulted in a pro forma net loss of $97,424,000, or a pro forma net loss of $0.28 per share (excluding the effects of restructuring and other special charges amounting to $89.3 million, impaired investments of $22 million, and additional inventory provisions amounting to $6.9 million.)

     In the fourth quarter of 2000, AMD reported net sales of $1,175,172,000 and net income of $177,968,000, or $0.53 per diluted share.

     For the full year ended December 30, 2001, AMD reported net sales of $3,891,754,000, a decline of 16 percent as compared to 2000, resulting in net income of $28,924,000, or $0.09 per diluted share on a pro forma basis. When the effects of restructuring and other special charges, impaired investments and additional inventory provisions are included, the company incurred a net loss in 2001 of $60,581,000, or $0.18 per share.

In 2000 AMD reported net sales of $4,644,187,000 and net income of $983,026,000, or $2.89 per diluted share. Results for 2000 included a one-time net gain of $189,202,000 from the sale of the company's voice communications business and a one-time charge associated with the retirement of senior secured notes. Pro forma net income for 2000 excluding the one-time net gain above was $793,824,000, or $2.35 per diluted share.

     The company reported that fourth quarter unit sales of AMD processors for mobile PC applications increased by more than 50 percent sequentially.

     The company also reported that it commenced production of AMD Athlon processors on 130-nanometer (0.13-micron) technology in Fab 30 in Dresden, Germany during the quarter.

     AMD reported that Memory Group sales - principally flash memory products - declined by approximately 7 percent sequentially in the face of continued weak demand from the networking and communications sector.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  -------------------------------------------------------------------

(c)      Exhibits

         Number                     Exhibit
         ------                     -------

         99.1                       Financial Statements

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ADVANCED MICRO DEVICES, INC.



Date:  January 23, 2002               By: /s/ Robert J. Rivet
                                          --------------------------------------
                                          Robert J. Rivet
                                          Senior Vice President, Chief Financial
                                          Officer

                                  Exhibit Index
                                  -------------

         Number            Exhibit
         ------            -------

         99.1              Financial Statements